Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Tivic Health Systems, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other	13,659,638	$1.7451	$23,837,434.27	0.0001381	$3,291.95

Total Offering Amounts:							$23,837,434.27		3,291.95
Total Fees Previously Paid:
Total Fee Offsets:									3,144.89
Net Fee Due:									$147.06

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Offering Note(s)

(1)	Represents the shares of common stock, par value $0.0001 per share (“Common Stock”), of Tivic Health Systems, Inc. (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of up to 13,659,638 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consist of (i) up to an aggregate of 9,106,425 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of that certain senior secured convertible note in the principal amount of $16,253,147.10 (the “Note”) that the Company issued on December 10, 2025 to the selling stockholder pursuant to that certain Securities Purchase Agreement, dated as of December 9, 2025 (the “Purchase Agreement”), between the Company and the selling stockholder; and (ii) up to an aggregate of 4,553,213 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the outstanding warrant (the “Warrant”) that the Company issued on December 10, 2025 to the selling stockholder pursuant to the Purchase Agreement. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price used to determine the amount of the registration fee are based upon the average of the high and low prices for the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on December 24, 2025, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Tivic Health Systems, Inc.	(1)	S-1	333-287853	06/06/2025		$3,144.89	Equity	Common Stock, $0.0001 par value per share	7,836,704	$31,557,827.30	$
Fee Offset Sources	Tivic Health Systems, Inc.	(2)	S-1	333-287853		06/06/2025							5,206.77

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	See Note (2) below.

Offset Note(s):

(2)	On June 6, 2025, the Registrant filed a Registration Statement on Form S-1 (File No. 333-287853) (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which provided for the registration of an aggregate amount of $34,008,964.47 of the Registrant’s Common Stock for resale by the selling stockholder identified in the Initial Registration Statement; the fee amount paid in connection with the Initial Registration Statement was $5,206.77, as calculated in accordance with Rule 457(c) of the Securities Act. On July 25, 2025, the Registrant filed a pre-effective Amendment No. 1 to the Initial Registration Statement (the “Amended Registration Statement”), which Amended Registration Statement was declared effective by the SEC on July 30, 2025, pursuant to which the Registrant decreased the number of shares of Common Stock originally contemplated to be registered pursuant to the Initial Registration Statement and registered only an aggregate amount of $2,451,137.15 of the Registrant’s Common Stock, resulting in an aggregate of $31,557,827.30 in unsold securities (the “Unsold Securities”); the fee amount attributable to the registration of shares of the Registrant’s Common Stock pursuant to the Amended Registration Statement was $357.27, as calculated in accordance with Rule 457(c) of the Securities Act. As a result of the decrease in the number of shares of Common Stock initially contemplated to be registered pursuant to the Initial Registration Statement and the number of shares of Common Stock ultimately registered by the Amended Registration Statement when it was declared effective by the SEC, the offering of the Unsold Securities contemplated to be registered pursuant to the Initial Registration Statement terminated upon the effectiveness of the Amended Registration Statement and the Registrant had $4,831.50 in unused filing fees attributable to the Unsold Securities paid by the Registrant in connection with its filing of the Initial Registration Statement. On August 8, 2025, the Registrant filed a Registration Statement on Form S-3, for which it offset $298.27 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection the Initial Registration Statement, resulting in $4,533.23 in remaining unused fees available to be applied to future filings of the Registrant. Additionally, on August 29, 2025, the Registrant filed a Registration Statement on Form S-3, for which it offset $753.21 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection the Initial Registration Statement, resulting in $3,780.02 in remaining unused fees available to be applied to future filings of the Registrant. Additionally, on October 17, 2025, the Registrant filed a Registration Statement on Form S-3, for which it offset $635.13 of the filing fees due in connection therewith by the unused filing fees previously paid by the Registrant in connection the Initial Registration Statement, resulting in $3,144.89 in remaining unused fees available to be applied to future filings of the Registrant. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the remaining $3,144.89 in unused filing fees attributable to the Unsold Securities previously paid by the Registrant in connection with its filing of the Initial Registration Statement to offset a portion of the filing fee payable in connection with this Registration Statement, and as a result of such offset, the Registrant will have $0 remaining in unused filing fees attributable to the Unsold Securities available to be applied to future filings of the Registrant.